Exhibit 99.1

FOR IMMEDIATE RELEASE
November 4, 2016

CONTACT:
Investors - (301) 968-9310
Media - (301) 968-9400

AMERICAN CAPITAL SENIOR FLOATING REPORTS NET INVESTMENT INCOME OF $0.31 PER SHARE
Bethesda, MD - November 4, 2016 - American Capital Senior Floating, Ltd. (“ACSF” or the “Company”) (NASDAQ: ACSF) today reported net investment income of $3.1 million, or $0.31 per share, for the quarter ended September 30, 2016 and net asset value (“NAV”) of $132.0 million, or $13.20 per share, as of September 30, 2016.
THIRD QUARTER 2016 FINANCIAL HIGHLIGHTS

•	Actively managed portfolio through periods of volatility

◦	Invested $18.2 million into 14 new loan obligors

◦	Sold $12.1 million of investments and received $11.7 million of repayments, including distributions received from our collateralized loan obligations (“CLOs”)

•	$0.31 per share net investment income, or $3.1 million

◦	Increased $0.01 per share from Q2 2016 net investment income of $0.30 per share

•	$1.03 per share net earnings, or $10.3 million

◦	Consistent with Q2 2016 net earnings of $1.03 per share

•	$13.20 NAV per share as of September 30, 2016, or $132.0 million

◦	$0.75 per share increase from June 30, 2016 NAV per share of $12.45

◦	8.3% economic return on NAV for Q3 2016, or 33.1% annualized

▪	Composed of $0.291 per share cash distributions to stockholders and $0.75 increase in NAV per share

•	$0.097 per share monthly cash distributions to stockholders ($0.291 for the quarter)

◦	8.8% annualized yield on the September 30, 2016 NAV per share

◦	10.5% annualized yield on the September 30, 2016 closing market price of $11.03 per share

•	$231.0 million Investment Portfolio at fair value as of September 30, 2016

◦	$175.7 million, or 76%, in first lien floating rate loans

◦	$16.4 million, or 7%, in second lien floating rate loans

◦	$38.9 million, or 17%, of equity in CLOs

•	6.26% Investment Portfolio yield at cost as of September 30, 2016

◦	33 basis point decrease from 6.59% yield at cost as of June 30, 2016 due to a 171 basis point decrease in CLO yields resulting from lower cash forecasts as of September 30, 2016

•	2.68% cost of funds as of September 30, 2016

◦	3 basis point increase from 2.65% cost of funds as of June 30, 2016 due to increases in LIBOR

◦	Includes 2.27% interest expense, 0.31% unused facility fees and 0.10% amortization of debt financing costs

•	0.76x debt to equity ratio as of September 30, 2016

◦	Decreased 0.02x from 0.78x as of June 30, 2016 due primarily to an increase in the fair value of the portfolio
"Market technicals continued their positive trend over the quarter which is reflected in our portfolio performance and appreciation," said Mark Pelletier, President and Chief Investment Officer.  "Pricing in the loan market continued to improve, which coupled with strong demand, resulted in another encouraging quarter for CLO valuations."

American Capital Senior Floating, Ltd.
November 4, 2016

John Erickson, Chief Financial Officer commented, "Today we declared the next three months' dividends for November, December and January, which aggregate to $0.291 per share for the quarter.  Our current annualized dividend represents an 8.8% annualized yield on our September 30, 2016 NAV and a 10.5% annualized yield on our September 30, 2016 closing share price of $11.03 per share."
PORTFOLIO AND INVESTMENT ACTIVITY
As of September 30, 2016, the fair market value of ACSF’s portfolio totaled $231.0 million and was composed of $175.7 million, or 76%, of first lien floating rate loans, $16.4 million, or 7%, of second lien floating rate loans (collectively, the “Loan Portfolio”) and $38.9 million (or 17%) of CLO equity (the “CLO Portfolio” and, together with the Loan Portfolio, the “Investment Portfolio”). The Investment Portfolio had a yield at cost of 6.26% as of September 30, 2016.
As of September 30, 2016, ACSF’s Loan Portfolio was diversified across 140 issuers and 46 industries and its CLO Portfolio was invested in 22 issuers and 16 collateral managers. The Investment Portfolio was actively managed during the quarter with $18.2 million of purchases and $23.8 million of sales and repayments. The following table depicts the Investment Portfolio activity by investment type for the quarter ended September 30, 2016:

	First Lien		Second Lien		CLO Equity		Common Equity		Total
$ in millions	Amount	Yield (at cost)	Amount	Yield (at cost)	Amount	Yield (at cost)	Amount	Yield (at cost)	Amount	Yield (at cost)
June 30, 2016 - FV	$173.9	5.1%	$16.5	8.3%	$37.0	11.2%	$—	n/a	$227.4	6.6%
Purchases	15.7	5.4%	2.5	8.0%	—	n/a	—	n/a	18.2	5.2%
Sales	(12.1)	(4.6)%	—	n/a	—	n/a	—	n/a	(12.1)	(4.5)%
Repayments (1)	(5.3)	(4.8)%	(3.1)	(8.7)%	(3.3)	(18.3)%	—	n/a	(11.7)	(9.8)%
Net realized and unrealized gain / (loss)	3.4	n/a	0.5	n/a	3.3	n/a	—	n/a	7.2	n/a
Other (2)	0.1	n/a	—	n/a	1.9	n/a	—	n/a	2.0	n/a
September 30, 2016 - FV	$175.7	5.1%	$16.4	8.2%	$38.9	9.5%	$—	n/a	$231.0	6.3%

(1)	CLO equity repayments reflect the amount of cash distributions received during the three months ended September 30, 2016.

(2)	Other includes amortization of discount/premium on the Loan Portfolio and income recognized on CLO equity using the effective interest method during the three months ended September 30, 2016.
RESULTS OF OPERATIONS
Net Investment Income
Net investment income totaled $3.1 million, or $0.31 per share, for the three months ended September 30, 2016. Gross investment income was $4.6 million for the quarter, with $2.7 million, or 58%, generated from the Loan Portfolio and $1.9 million, or 42%, generated from the CLO Portfolio. Net expenses totaled $1.5 million for the three months ended September 30, 2016, with interest and other debt related costs of $0.7 million, management fees of $0.5 million and $0.3 million of other operating expenses, net of the expense waiver.
Net Realized and Unrealized Gain / (Loss) From Investments
Net realized and unrealized gain on investments for the three months ended September 30, 2016 totaled $7.2 million and was composed of $(0.2) million of net realized losses on sales of investments and $7.4 million of net unrealized appreciation on the Investment Portfolio. The $7.4 million of net unrealized appreciation on the Investment Portfolio was driven by $4.1 million of net unrealized appreciation in the Loan Portfolio and $3.3 million of net unrealized appreciation in the CLO Portfolio. The increase in fair value of the CLO Portfolio was a result of a number of factors, including a continued rise in loan prices in the third quarter 2016, increased trading in CLO equity and a tightening of liability spreads for mezzanine and equity tranches. The primary driver for the increase in fair value of the Loan Portfolio was higher prices in the broadly syndicated U.S. loan market.

American Capital Senior Floating, Ltd.
November 4, 2016

LIQUIDITY AND CAPITAL RESOURCES
As of September 30, 2016, ACSF’s wholly-owned consolidated financing subsidiary, ACSF Funding I, LLC (“ACSF Funding”), had $100.0 million outstanding on its $135.0 million revolving credit facility, resulting in a debt to equity ratio of 0.76x. As of September 30, 2016, ACSF had $39.7 million of available liquidity consisting of $4.7 million of cash and cash equivalents and $35.0 million of available capacity on the ACSF Funding revolving credit facility.
DISTRIBUTIONS TO STOCKHOLDERS
On November 4, 2016, the Company announced the declaration of monthly cash distributions to stockholders of $0.097 per share for each of November 2016, December 2016 and January 2017. This cash distribution rate represents a 8.8% annualized yield on the September 30, 2016 NAV per share of $13.20 and an 10.5% annualized yield on the September 30, 2016 closing market price per share of $11.03. The monthly cash distributions will be paid to common stockholders of record as set forth in the table below:

	Distributions to Stockholders per Share	Record Date	Ex-Dividend Date	Payment Date
November 2016	$0.097	November 22, 2016	November 18, 2016	December 2, 2016
December 2016	$0.097	December 23, 2016	December 21, 2016	January 5, 2017
January 2017	$0.097	January 23, 2017	January 19, 2017	February 2, 2017
Since its January 2014 IPO, the Company has declared a total of $34.5 million in cash distributions to stockholders, or $3.45 per share.
ACSF’s Board of Directors considers estimated taxable income, GAAP income and economic performance when determining distributions to stockholders. Actual taxable income may differ from GAAP income due to temporary and permanent differences in income and expense recognition and changes in unrealized appreciation and depreciation on investments. The Company currently expects distributions to stockholders for 2016 to be from ordinary taxable income. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year. For additional detail, please visit the Company’s website at www.ACSF.com.

American Capital Senior Floating, Ltd.
November 4, 2016

AMERICAN CAPITAL SENIOR FLOATING, LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	September 30, 2016 (unaudited)	June 30, 2016 (unaudited)	March 31, 2016 (unaudited)	December 31, 2015	September 30, 2015 (unaudited)
Assets:
Investments, fair value	$231,006	$227,417	$216,018	$229,056	$257,732
Cash and cash equivalents	4,724	3,181	2,607	2,474	2,247
Receivable for investments sold	4,975	3,675	—	3,096	2,007
Other assets	1,275	1,605	1,420	1,179	1,227
Total assets	$241,980	$235,878	$220,045	$235,805	$263,213

Liabilities:
Credit facility payable	$100,000	$97,100	$98,800	$110,200	$124,800
Payable for investments purchased	7,043	11,872	2,150	5,437	995
Distributions to stockholders payable	970	970	970	970	970
Management fee payable	1,520	1,008	497	536	558
Other liabilities	463	383	441	733	634
Total liabilities	109,996	111,333	102,858	117,876	127,957

Net Assets:
Common stock, par value $0.01 per share, 10,000,100 issued and outstanding, 300,000,000 authorized	100	100	100	100	100
Paid-in capital in excess of par	150,903	150,903	150,903	150,903	151,131
Undistributed net investment income	1,784	1,586	1,528	1,560	1,037
Accumulated net realized loss from investments	(3,268)	(3,114)	(2,705)	(1,815)	(986)
Net unrealized depreciation on investments	(17,535)	(24,930)	(32,639)	(32,819)	(16,026)
Total net assets	131,984	124,545	117,187	117,929	135,256
Total liabilities and net assets	$241,980	$235,878	$220,045	$235,805	$263,213

Net asset value per share	$13.20	$12.45	$11.72	$11.79	$13.53

American Capital Senior Floating, Ltd.
November 4, 2016

AMERICAN CAPITAL SENIOR FLOATING, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Investment income:
Interest	$4,589	$4,272	$4,345	$4,636	$4,987
Total investment income	4,589	4,272	4,345	4,636	4,987
Expenses:
Interest and other debt related costs	665	640	664	690	766
Management fee	512	511	497	536	558
Other operating expenses	564	733	517	510	479
Total expenses	1,741	1,884	1,678	1,736	1,803
Expense waiver	(283)	(455)	(238)	(234)	(193)
Net expenses	1,458	1,429	1,440	1,502	1,610
Net investment income before taxes	3,131	2,843	2,905	3,134	3,377
Income tax (provision) benefit	(23)	125	(27)	(68)	(33)
Net investment income	3,108	2,968	2,878	3,066	3,344
Net realized and unrealized gain (loss) on investments:
Net realized (loss) gain on investments	(154)	(409)	(890)	(690)	(5)
Net unrealized appreciation (depreciation) on investments	7,395	7,709	180	(16,793)	(10,537)
Net realized and unrealized gain / (loss) on investments	7,241	7,300	(710)	(17,483)	(10,542)
Net increase (decrease) in net assets resulting from operations (“Net Earnings (Loss)”)	$10,349	$10,268	$2,168	$(14,417)	$(7,198)

Net investment income per share	$0.31	$0.30	$0.29	$0.31	$0.33
Net Earnings (Loss) per share	$1.03	$1.03	$0.22	$(1.44)	$(0.72)
Distributions to stockholders per share	$0.29	$0.29	$0.29	$0.29	$0.29
Weighted average shares outstanding	10,000	10,000	10,000	10,000	10,000

American Capital Senior Floating, Ltd.
November 4, 2016

AMERICAN CAPITAL SENIOR FLOATING, LTD.
KEY PORTFOLIO STATISTICS
(in thousands, except per share data)
(unaudited)

	As of
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Investment Portfolio at FV
First Lien Floating Rate Loans	$175,744	$173,898	$164,186	$169,580	$186,950
Second Lien Floating Rate Loans	16,399	16,463	17,868	22,575	25,510
Total Loan Portfolio	192,143	190,361	182,054	192,155	212,460
CLO Equity	38,856	37,021	33,817	36,854	45,272
Common Equity	7	35	147	47	n/a
Total Investment Portfolio at FV	$231,006	$227,417	$216,018	$229,056	$257,732

Investment Portfolio at Cost
First Lien Floating Rate Loans	$178,510	$180,259	$172,965	$181,367	$191,863
Second Lien Floating Rate Loans	17,773	18,375	20,543	24,910	26,821
Total Loan Portfolio	196,283	198,634	193,508	206,277	218,684
CLO Equity	52,258	53,713	55,149	55,599	55,074
Common Equity	—	—	—	—	n/a
Total Investment Portfolio at Cost	$248,541	$252,347	$248,657	$261,876	$273,758

Asset Yield at Cost
First Lien Floating Rate Loans	5.13%	5.06%	5.11%	5.03%	4.90%
Second Lien Floating Rate Loans	8.21%	8.27%	8.02%	7.90%	7.85%
Total Loan Portfolio	5.41%	5.35%	5.42%	5.38%	5.26%
CLO Equity	9.45%	11.16%	9.85%	10.04%	12.95%
Total Investment Portfolio	6.26%	6.59%	6.40%	6.37%	6.81%

Quarterly Investment Activity
Investment Purchases	$18,216	$32,138	$8,995	$17,984	$13,913
Investment Sales	$(12,082)	$(14,154)	$(8,415)	$(11,641)	$(7,954)
Investment Repayments (1)	$(11,768)	$(15,608)	$(14,624)	$(19,330)	$(11,889)

Loan Portfolio Statistics
Number of Obligors	140	134	128	128	127
Number of Industries	46	46	46	46	46
Largest Exposure as a % of Total Portfolio at FV	1.5%	2.0%	1.6%	1.5%	1.4%
Average Exposure as a % of Total Portfolio at FV	0.6%	0.6%	0.7%	0.7%	0.6%
% with LIBOR Floor	100.0%	100.0%	100.0%	100.0%	100.0%
Weighted-average LIBOR Floor	1.0%	1.0%	1.0%	1.0%	1.0%

American Capital Senior Floating, Ltd.
November 4, 2016

AMERICAN CAPITAL SENIOR FLOATING, LTD.
KEY PORTFOLIO STATISTICS
(in thousands, except per share data)
(unaudited)

	As of
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
CLO Portfolio Statistics
Number of Issuers	22	22	22	20	19
CLO Managers	16	16	16	15	14
Largest Exposure as a % of Total Portfolio at FV	1.5%	1.4%	1.4%	1.5%	1.6%
Average Exposure as a % of Total Portfolio at FV	0.8%	0.7%	0.7%	0.8%	0.9%
Minimum % of Collateral in First Lien Loans (2)	90.9%	90.9%	90.8%	91.0%	91.0%
Cumulative Cash Receipts as a % of Original Cost (3)	48.1%	43.7%	39.2%	34.9%	31.1%

Liquidity and Capital Resources
Debt
Amount Available on Credit Facility	$135,000	$135,000	$135,000	$135,000	$140,000
Amount Drawn on Credit Facility	$100,000	$97,100	$98,800	$110,200	$124,800
Interest Rate on Debt as of Period-end	2.27%	2.23%	2.21%	2.02%	2.00%
Cost of Funds as of Period-end (4)	2.68%	2.65%	2.60%	2.32%	2.41%

Equity
NAV	$131,984	$124,545	$117,187	$117,929	$135,256
NAV Per Share	$13.20	$12.45	$11.72	$11.79	$13.53

Debt to Equity Ratio	0.76x	0.78x	0.84x	0.93x	0.92x

Quarterly Cash Distributions to Stockholders Per Share	$0.291	$0.291	$0.291	$0.291	$0.291

Economic Return (5)	33.1%	35.2%	7.4%	(10.2%)	(19.6%)

(1)	Investment repayments include the distributions received from CLO equity investments.

(2)	Represents the weighted-average minimum percent of assets as allowed by each CLO’s indenture to be invested in first lien loans. Actual amounts invested in first lien loans may be higher.

(3)
Original cost included only for CLOs that have begun to make quarterly distributions to ACSF and are held at each period-end reporting date. The average holding period (in years) for the CLOs that have begun to make quarterly distributions is 2.5 as of September 30, 2016, 2.0 as of June 30, 2016, 1.8 as of March 31, 2016, 1.6 as of December 31, 2015 and 1.4 as of September 30, 2015.

(4)	Cost of funds includes interest cost, amortization of upfront fees and unfunded commitment fees.

(5)
Economic return defined as the distributions to stockholders paid in the quarter, plus the change in NAV per share for the quarter, over the starting NAV per share. Quarterly returns have been annualized and are unaudited.

American Capital Senior Floating, Ltd.
November 4, 2016

STOCKHOLDER CALL
There is no scheduled earnings call to discuss the third quarter 2016 results. A slide presentation will be posted and available at www.ACSF.com.

For further information, please contact Investor Relations at (301) 968-9310 or IR@ACSF.com.

ABOUT AMERICAN CAPITAL SENIOR FLOATING, LTD.
American Capital Senior Floating, Ltd. (NASDAQ: ACSF) is a non-diversified closed-end investment management company that invests primarily in senior first lien and second lien floating rate loans to large-market U.S. based companies (“Senior Floating Rate Loans”) and in debt and equity tranches of collateralized loan obligations collateralized by Senior Floating Rate Loans. The Company has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company is externally managed by American Capital ACSF Management, LLC, an indirect subsidiary of American Capital Asset Management, LLC, a wholly-owned portfolio company of American Capital, Ltd. For further information, please refer to www.ACSF.com.

ABOUT AMERICAN CAPITAL, LTD.
American Capital, Ltd. (NASDAQ: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance and structured products. American Capital manages $10 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers. Through a wholly-owned affiliate, American Capital manages publicly traded American Capital Senior Floating, Ltd. (NASDAQ: ACSF) with $132 million of total net book value. American Capital and its affiliates operate out of six offices in the U.S. and Europe. For further information, please refer to www.americancapital.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking information and statements. Forward-looking statements give the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements are not guarantees of performance or results, and involve known and unknown risks, uncertainties (some of which are beyond the Company’s control), assumptions and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Should one or more of these risks or uncertainties materialize, the Company’s actual results may vary in material respects from those projected in any forward-looking statements. A detailed discussion of these and other factors that may affect future results is contained in our filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.